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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the following Registration Statements of Homestake Mining Company: Post-Effective Amendment No. 3 to No. 2-90905 on Form S-8 (originally filed on Form S-3); No. 33-26049 on Form S-8; No. 2-66538 on Form S-8; Post-Effective Amendment No. 1 to No. 33-48526 on Form S-8 (originally filed on Form S-4); No. 333-17357 on Form S-8; No. 333-17359 on Form S-8; No. 333-24711 on Form S-3; and No. 333-66311 on Form S-3 of our report dated February 3, 2000, appearing on Form 10-K of Homestake Mining Company for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP



San Francisco, California
March 23, 2000